SECOND AMENDMENT
TO THE
MODIGENE INC.
2007 EQUITY INCENTIVE PLAN

WHEREAS, Modigene Inc. (the “Company”) sponsors and maintains the 2007 Equity Incentive Plan (the “Plan”);

WHEREAS, the Company now desires to amend the Plan to increase the number of shares of common stock of the Company (“Company Stock”) available to satisfy awards issued thereunder;

WHEREAS, the Board of Directors of the Company (the “Board”) has approved an amendment to the Plan that will increase the aggregate number of shares of Company Stock reserved for issuance pursuant to awards made under the Plan from 3,000,000 to 6,000,000 shares of Company Stock;

WHEREAS, pursuant to Section 16 of the Plan, no amendment may be made to the Plan that will increase the aggregate number of shares of Company Stock reserved for issuance pursuant to awards made under the Plan unless the amendment is approved by the stockholders of the Company;

WHEREAS, at the Annual Meeting of Stockholders held on May 21, 2009, the stockholders of the Company approved the increase in the number of shares of Company Stock reserved for issuance under the Plan from 3,000,000 to 6,000,000 shares of Company Stock; and

WHEREAS, the Board has delegated the power and authority to execute this Second Amendment to the undersigned officer of the Company.

NOW, THEREFORE, BE IT RESOLVED that, effective as of the date set forth below, the Plan be and is hereby amended by deleting the first sentence of Section 3 of the Plan and replacing it with the following new sentence:

“Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 6,000,000 shares of Company Stock, which may be authorized but unissued shares, or shares held in the Company’s treasury, or shares purchased from stockholders expressly for use under the Plan.”

IN WITNESS WHEREOF, this Amendment has been executed this 28th day of May, 2009.

MODIGENE INC.

/s/ Shai Novik
Shai Novik, President